                               SECOND  AMENDMENT
                                      TO
                           POWER PURCHASE AGREEMENT


     AGREEMENT entered into as of this     day of August 1988, by and between
COGEN TECHNOLOGIES NJ VENTURE, a New Jersey general partnership ("Seller"), and JERSEY CENTRAL POWER & LIGHT COMPANY, a New Jersey corporation ("Buyer") (collectively referred to as "Parties").


                             W I T N E S S E T H :

     WHEREAS, COGEN TECHNOLOGIES NJ, INC. ("Cogen") and Buyer have entered into a certain Power Purchase Agreement, dated October 29, 1985, as amended on September 5, 1986, (the "Power Purchase Agreement") providing, among other things for the Buyer to purchase the Net Electrical Energy, as therein defined, of Cogen's proposed Bayonne cogeneration facility having an estimated nameplate capacity of approximately 125 MW.

     WHEREAS, Cogen has assigned the Power Purchase Agreement to the Seller;

     WHEREAS, the Seller has increased the estimated nameplate rating of its cogeneration facility to 165 MW due to further refinements achieved during the design and construction thereof; and
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                                      -2-


     WHEREAS, as an accommodation to Seller, Buyer is willing to agree to purchase hourly, payable on a monthly basis, 75.8% of the net electrical output from each discrete generator of Seller's cogeneration facility but in any event only up to a maximum aggregate of 125 MWH/hr. on an average annual basis.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

     1. Article 2.4 of the Power Purchase Agreement is hereby amended to read in its entirety as follows:

        "Cogeneration Facility" or "Seller's Facility" or "the Facility" means the three General Electric natural gas turbines (Serial #295326, 295327, 295328), three waste heat recovery boilers, and one General Electric extraction steam turbine (Serial #198043) and all appurtenant structures and equipment, including Seller's interconnection facilities, and real property interest owned or leased and operated by Seller at International Matex Tank Terminals in Bayonne, New Jersey, for the purposes of generating electricity and steam and other forms of useful thermal output, and having an aggregate nameplate capacity of approximately 165 Megawatts.
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                                      -3-


      2. Article 2.10 of the Power Purchase Agreement is hereby amended to read in its entirety as follows:

        "Net Electrical Energy" or "Electricity" means seventy-five and eight-tenths percent (75.8%) of the gross amount of electricity generated by Seller's Facility less seventy-five and eight-tenths percent (75.8%) of the Kwh consumed for use by Seller's Facility whether purchased or supplied by the Seller and transformation and transmission losses, if any, to the Point of Delivery.

      3. All electrical generating units which are not included within the definition of Seller's Facility and which are added to the Seller's Facility at any time shall not be considered part of Seller's Facility for purposes of the Power Purchase Agreement and the electrical output of such units shall be separately metered from the Seller's Facility.

       4. The Seller will, on a best-effort basis, assist JCP&L in obtaining from Public Service Electric & Gas on a timely basis, and at a cost to JCP&L reflective of the cost of supplying the same, copies of the magnetic tape cartridges used to calculate the deliveries of Net Electrical Energy.

      5. Except as expressly amended by the Second Amendment and the amendment dated September 5, 1986, the Power Purchase Agreement as executed on October 29, 1985 shall remain in full force and effect.

      6. This Second Amendment may be executed in several counterparts, all of which taken together shall be one and the same original instrument.
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                                      -4-


       IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the day and the year first set forth above.



ATTEST:                              COGEN TECHNOLOGIES NJ VENTURE

/s/ MaryAnn McLendon                 By: /s/ Robert C. McNair
----------------------------            --------------------------------
    Assistant Secretary                 Robert C. McNair, President
                                        Cogen Technologies, NJ, Inc.
                                             Managing Venturer



ATTEST:                              JERSEY CENTRAL POWER & LIGHT COMPANY


/s/    C. A. Marks                   By: /s/ [Signature appears here]
----------------------------            ------------------------------------
       C. A. Marks
   Assistant Secretary